UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

(d) On July 28, 2026, the Board of Directors of AAON, Inc. (the “Company”) increased the current size of the Board from nine to eleven members by adding two Class III positions (as further described in Item 5.03, below), and upon the recommendation of the Company’s Governance Committee, appointed Robert L. Buttermore III, and Patrick J. Jermain as independent directors to fill the newly created Class III positions, each effective immediately. The Board also appointed, upon the recommendation of the Governance Committee, Mr. Buttermore to serve as a member of the Company’s Compensation Committee and Mr. Jermain to serve as a member of the Company’s Audit Committee. As Class III Directors, their current terms will expire at the Company’s annual meeting of stockholders in May 2027.

Mr. Buttermore serves as Senior Vice President and Chief Supply Chain Officer of Rockwell Automation, one of the world’s leading industrial automation and digital transformation companies. He is responsible for Rockwell’s global manufacturing, sourcing, logistics, customer care, and trade compliance operations. Prior to his current role, he served in a variety of leadership positions spanning general management, global business leadership, Asia-Pacific operations, and commercial growth initiatives. He previously led Rockwell’s Power Control business and oversaw strategic expansion initiatives supporting industrial, semiconductor, energy, HVAC, and data center customers. Mr. Buttermore holds a bachelor’s degree in mechanical engineering from The Ohio State University.

Mr. Jermain recently retired as Executive Vice President and Chief Financial Officer of Plexus Corporation, a global manufacturing services company. During his twelve-year tenure as CFO, he helped guide the company through significant growth, portfolio transformation, capital allocation decisions, and long-term value creation initiatives. He served as a strategic advisor to the Board and executive leadership team on financial strategy, risk management, M&A evaluation, investor relations, and governance matters. Prior to Plexus, Jermain held senior finance leadership roles across several public manufacturing companies and began his career with PricewaterhouseCoopers. Mr. Jermain holds a bachelor’s degree in accounting from Wake Forest University and a master of business administration degree from Northwestern University, Kellogg School of Management.

There is no arrangement or understanding between Messrs. Buttermore and Jermain, and any other persons pursuant to which Messrs. Buttermore and Jermain were selected to serve as directors of the Company. Neither of Mr. Buttermore nor Mr. Jermain have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Messrs. Buttermore and Jermain are eligible to receive the same compensation as other non-employee directors, as described in the Company’s proxy statement under “Director Compensation.”

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2026, the Board of Directors of the Company adopted and approved the First Amendment (“First Amendment”) to Amended and Restated Bylaws (as amended, the “Amended Bylaws”), to increase the maximum size of the Board of Directors from nine to eleven positions.

The First Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

3.1	First Amendment to Amended and Restated Bylaws of AAON, Inc., effective July 28, 2026

99.1	Press release dated July 30, 2026 announcing appointment of Robert L. Buttermore III and Patrick J. Jermain as Independent Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	July 30, 2026	By:	/s/ Luke A. Bomer
Luke A. Bomer, General Counsel and Secretary